Exhibit 99.1

PRESS RELEASE

Tivic Health Receives Approval from Institutional Review Board for ncVNS Optimization Study, Readies for Enrollment

SAN FRANCISCO – (Business Wire) – September XX, 2024 – Tivic Health® Systems, Inc. (“Tivic Health”, Nasdaq: TIVC), a health tech company that develops and commercializes bioelectronic medicine, today announced that it has received approval from The Feinstein Institutes’ Institutional Review Board for the next phase of clinical work on its non-invasive cervical vagus nerve stimulation (“ncVNS”) approach.

This clinical research collaboration with Feinstein is designed to advance the development of Tivic Health’s ncVNS technology by refining and optimizing stimulation parameters. Physiological measurements will be used to enhance device performance and refine specifications such as electrode positioning and electrical waveform parameters. The data derived from the study will be used to inform the selection of clinical populations of interest and help shape the clinical study design for upcoming trials.

The company has previously announced the successful completion of its Phase 1 study on ncVNS. Key goals of the current study include:

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Optimizing Treatment Strategies: The research will provide critical data to advance both personalization of treatment and optimization of stimulation parameters.
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Accelerating Product Development: The optimized parameters will help accelerate development of Tivic Health’s product offerings based on ncVNS.

The company has also recently announced its collaboration with Fletcher Spaght, a leading healthcare growth strategy firm. Fletcher Spaght has begun substantiating clinical applications with high unmet needs that have potential to be addressed by Tivic Health’s patent-pending ncVNS system.

“We are taking an integrated approach to clinical, product development and go-to-market planning for our medical-grade non-invasive VNS program, explained Jennifer Ernst, CEO of Tivic Health. “We believe this approach creates the best opportunities to generate significant new revenue based on this work,”

The optimization study will be conducted by The Feinstein Institute of Bioelectronic Medicine. It will be led by Dr. Theodoros Zanos, Ph.D., Associate Professor in the Institute of Bioelectronic Medicine and Head of the Neural and Data Science Lab at The Feinstein Institutes at Northwell Health, in partnership with Dr. Blake Gurfein, Tivic Health’s Chief Scientific Officer.

“Precision optimization is an important but often overlooked step in non-invasive neurostimulation device development,” Dr. Gurfein commented. “I am pleased we are working with Dr. Zanos and other leaders in the field as we move from proof-of-concept to disease-specific validation in clinical trials anticipated next year.”

Polaris Market Research estimates the global vagus nerve stimulation market, valued at $8.59 billion in 2021, will reach $21.3 billion by 2030, with a CAGR of 10.6% over the forecast period. Tivic Health aims to deliver more personalized and effective treatment options for patients using non-invasive VNS and, in so doing, establish itself as a market leader in the field of bioelectronic medicine.

About Tivic Health

Tivic Health is a commercial health tech company advancing the field of bioelectronic medicine. Tivic Health’s technology platforms use stimulation of the trigeminal, sympathetic, and vagus nerve structures. Tivic Health’s non-invasive and targeted approach to the treatment of inflammatory chronic health conditions gives consumers and providers drug-free therapeutic solutions with high safety profiles, low risk, and broad applications. Tivic Health’s first commercial product ClearUP is an FDA approved, award-winning, handheld bioelectronic sinus device. ClearUP is clinically proven, doctor-recommended, and is available through online retailers and commercial distributors. For more information visit http://tivichealth.com @TivicHealth

Forward-Looking Statements

This press release may contain “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,”

“expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,”

“should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Tivic Health

Systems, Inc.’s current expectations and are subject to inherent uncertainties, risks, and assumption that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate, including as a result of changes to the company’s relationship with Fletcher Spaght or The Feinstein Institutes, changes to the company’s business strategy, timing of clinical trials and studies, clinical trial and study results, consummation of any strategic transactions, and the company’s need for, and ability to secure when needed, additional working capital. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. Accordingly, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of risks and uncertainties relevant to the company, and other important factors, see Tivic Health’s filings with the SEC, including, its Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 29, 2024, under the heading “Risk Factors”; as well as the company’s subsequent filings with the SEC. Forward-looking statements contained in this press release are made as of this date, and Tivic Health Systems, Inc. undertakes no duty to update such information except as required by applicable law.

Media Contact:

Morgan Luke

Morgan.Luke@tivichealth.com

Investor Contact:

Hanover International, Inc.

ir@tivichealth.com